EXECUTION COPY

STOCK PURCHASE AGREEMENT

dated as of November 28, 2003

by and among

SANTANDER BANCORP,

ADMINISTRACION DE BANCOS

LATINOAMERICANOS SANTANDER, S.L.

and

SANTANDER SECURITIES CORPORATION

STOCK PURCHASE AGREEMENT, dated as of November 28, 2003 (this "Agreement"), by and among SANTANDER BANCORP (the "Buyer"), ADMINISTRACION DE BANCOS LATINOAMERICANOS SANTANDER, S.L. (the "Seller") and SANTANDER SECURITIES CORPORATION (the "Company").

RECITALS

A. The Buyer. The Buyer is a Puerto Rico corporation, having its principal place of business in San Juan, Puerto Rico.

B. The Seller. The Seller is a limited liability company ("sociedad de responsabilidad limitada") organized under the laws of the Kingdom of Spain, having its principal place of business therein.

C. The Transaction. Subject to the terms and conditions contained in this Agreement, the Seller desires to sell, and the Buyer desires to purchase, all of the issued and outstanding shares of capital stock (the "Shares") of the Company.

D. Board Action. The Boards of Directors of each of the Buyer, the Seller and the Company have each adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereunder.

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Certain Definitions; Interpretation

    Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

"Acquired Companies" means, collectively, the Company and its sole subsidiary, Santander Asset Management Corporation.

"Acquisition Proposal" means any offer or other proposal which, if consummated, would result in an Acquisition Transaction.

"Acquisition Transaction" means a transaction or series of transactions that, directly or indirectly, in substance constitutes a disposition of (A) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, assets or earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiary, taken as a whole, or (B) 20% or more of the outstanding shares of any class of capital stock of the Company or capital stock of, or other equity or voting interests in, the Subsidiary of the Company which, taken together, directly or indirectly hold at least the share of assets or businesses referred to in clause (A) above, whether by means of (a) a merger, share exchange or consolidation, or any similar transaction, (b) a purchase, lease or other sale, transfer or disposition, or (e) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) by a person (including a group of persons that would qualify as a "group" within the meaning of Section 13(d) of the Exchange Act) of such assets, businesses or shares of capital stock, or otherwise.

A Affiliate@ means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that (x) any investment account advised or managed by such person or one of its Subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments for which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person; and the terms A controlling and A controlled@ have correlative meanings.

"Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 8.2.

"Bankruptcy and Equity Exception" has the meaning assigned in Section 4.3(e).

"Business Day" means any day other than Saturday, Sunday and any day on which banks in the Commonwealth of Puerto Rico are required or authorized by law or regulation to be closed.

"CFTC" means the United States Commodities Futures Trading Commission.

"Client" means any person to whom the Company or its Subsidiary provides investment advisory services under any Contract.

"Closing" and "Closing Date" have the meanings assigned in Section 2.3.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning assigned in the preamble to this Agreement.

"Company Common Stock" means the common stock, par value $100 per share, of the Company.

"Company Financial Statements" has the meaning assigned in Section 4.4(c)(ii).

"Company Regulatory Documents" has the meaning assigned in Section 4.4(c)(i).

"Company Reports" has the meaning assigned in Section 4.4(b).

"Company Stock Plans" means any Compensation and Benefit Plan under which any shares of capital stock of the Company or any Rights with respect thereto have been or may be awarded or issued.

"Compensation and Benefit Plans" has, with respect to any person, the meaning assigned in Section 4.4(i)(i).

"Constitutive Documents" means, with respect to any juridical person, such person= s articles or certificate of incorporation and bylaws or similar organizational documents.

"Contract" means, with respect to any person, any agreement, indenture, debt instrument, contract, lease or legally binding commitment to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

"Damages" has the meaning assigned in Section 5.7(b).

"Employees" has the meaning assigned in Section 4.4(i)(i).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 4.4(i)(iii).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Federal Reserve System" means the Board of Governors of the United States Federal Reserve System and the United States Federal Reserve Banks.

"GAAP" means generally accepted accounting principles in the United States.

"Governmental Authority" means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States or any foreign government or any state or other political subdivision thereof or any state insurance or banking authority, the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation and any court, tribunal or arbitrator(s) of competent jurisdiction.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

"Indemnified Person" has the meaning assigned in Section 5.7(b).

"Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

"Investment Company" means any investment company within the meaning of the Investment Company Act or the PRICA that is sponsored, organized, advised, managed or distributed by the Company or its Subsidiary.

"Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

"Involuntarily Terminated" means the termination of an employee's employment with the Company and its Subsidiary by the employer of such employee following the Closing other than termination (i) owing to death or permanent disability or (ii) by the Company or its Subsidiary for cause (as customarily defined by the Company prior to the Closing).

"IRS" means the United States Internal Revenue Service.

"Knowledge" shall mean, an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Liens" means a charge, mortgage, pledge, security interest, restriction (other than a restriction on transfer arising under Securities Laws or a restriction arising under laws relating to the regulation of brokers, dealers, investment advisors, investment companies, banks, insurance companies and other regulated business or negative pledge or negative covenant provisions of agreements relating to indebtedness), claim, lien, or encumbrance of any nature whatsoever.

"Litigation" has the meaning assigned in Section 4.4(f).

"Material Adverse Effect" means, with respect to the Company, an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the respective financial condition, results of operations, assets or business of the Company and its Subsidiary, in each case taken as a whole; provided, that "Material Adverse Effect" shall not be deemed to include effects or changes arising from: (1) changes in the economy of the United States or the global economy or securities markets in general, (2) changes in GAAP, (3) this Agreement or the transactions contemplated hereby or the announcement thereof (including the resignation of officers or employees of the Company or its Subsidiary as a result thereof) and (4) changes in the financial services industry in general, provided that nothing in clauses (1), (2) and (4) shall include any change which materially disproportionately affects the applicable party and its Subsidiaries. The terms "Material" and "Materially", when capitalized herein, have correlative meanings.

"MSRB" means the United States Municipal Securities Rulemaking Board.

"Multiemployer Plans" has the meaning assigned in Section 4.4(i)(ii).

"NASD" means the National Association of Securities Dealers, Inc.

"NYSE" means the New York Stock Exchange, Inc.

"Office of the Commissioner" means the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" has, with respect to any person, the meaning assigned in Section 4.4(i)(ii).

"Person" means any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust, unincorporated organization or other entity.

"Plans" has the meaning assigned in Section 4.4(i)(ii).

"Proceeding" shall mean, any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

"PRICA" means the Puerto Rico Investment Companies Act of 1954, as amended, and the rules and regulations thereunder.

"Purchase Price" has the meaning assigned in Section 2.2.

"Registered Fund" has the meaning assigned in Section 4.4(m).

"Reports" has the meaning assigned in Section 4.3(f).

"Representatives" means, with respect to any person, such person's directors, officers, employees, legal and financial advisors or any representatives of such legal and financial advisors.

"Restraints" has the meaning assigned in Section 6.1(b).

"Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any preemptive or other right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock or equity appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act, the PRICA, the Uniform Securities Act and all other Commonwealth of Puerto Rico and state securities laws and the rules and regulations thereunder.

"Self-Regulatory Organization" means, with respect to any person, any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority, including any of the NYSE, the NASD, the National Futures Association, or any securities or other exchange or board of trade of which such person or any Subsidiary of such person is a member or to the supervision or regulation of which such person or any Subsidiary of such person is subject.

"Shares" has the meaning assigned in the Recitals to this Agreement.

"Subsidiary" has the meanings assigned in Rule 102 of Regulation S-X of the SEC; provided, however, that (x) any investment account advised or managed by such person or one of its Subsidiaries or affiliates on behalf of a third party and (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed a Subsidiary of such person.

"Taxes" means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States or the Commonwealth of Puerto Rico, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever in the nature of taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

"Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, Commonwealth of Puerto Rico, state, local or any foreign tax laws.

"Uniform Securities Act" means the Puerto Rico Uniform Securities Act of 1963, as amended, and the rules and regulations thereunder.

Sale and Transfer of Shares; Closing

    Shares. At the Closing the Seller will sell and transfer the Shares to the Buyer and the Buyer will purchase the Shares from the Seller, subject to the terms and conditions of this Agreement.

    Purchase Price. The purchase price (the "Purchase Price") for the Shares will be US$62,000,000.

    Closing. The closing of the purchase and sale of the Shares (the "Closing") provided for in this Agreement will take place at the offices of the Company at 1401 Brickell Avenue, Miami, Florida or at such other place as the parties shall agree, on the date (the "Closing Date") that is the later of (i) December 31, 2003 or (ii) the date that is two business days following the termination of any applicable waiting period under the HSR Act, or at such other time and place as the parties may agree outside the Commonwealth of Puerto Rico. Subject to the provisions of Section 7, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

Actions Pending the Closing

    Forbearances of the Seller and the Company. Except as expressly contemplated by this Agreement, without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing, the Seller will cause the Company not to, the Company will not, and will cause its Subsidiary not to:

        Ordinary Course. Conduct the business of the Company and its Subsidiary other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees and business associates.

        Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or of its Subsidiary (other than issuances or sales by its Subsidiary to the Company) or any Rights in respect thereof (including any rights issued under any stockholders rights plan or similar plan), (ii) enter into any agreement with respect to the foregoing or (iii) permit any shares of capital stock of the Company or its Subsidiary to become subject to grants of employee or director stock options, other Rights or similar stock-based employee rights.

        Dividends, Etc. (i) Declare, set aside for payment or pay any dividend or other distribution (whether in cash, stock or property) on or in respect of, or declare or make any distribution on, any shares of capital stock of the Company or its Subsidiary, other than dividends and distributions from the Subsidiary of the Company to the Company, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any employment, consulting, severance or similar contract with any director, officer or employee of the Company or of its Subsidiary, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations that are existing as of the date hereof, (iv) for employment or other compensation arrangements for, or grants of awards to, newly hired employees (including, but not limited to, financial consultants) or employees other than officers or directors in the ordinary course of business consistent with past practice, (y) new employment contracts disclosed to, and approved by, the Buyer and (vi) for arrangements specifically contemplated by this Agreement.

        Acquisitions. Except for the acquisition of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any assets, businesses, or properties haying a value in excess of $50,000 individually or $150,000 in the aggregate, it being understood that the Company will not, nor will it cause its Subsidiary to, make any acquisition of assets or businesses not precluded by this clause (g) if, to the knowledge of the Company, such acquisition would be prohibited by Section 3.l(m)(ii).

        Constitutive Documents. Amend the Constitutive Documents of the Company or its Subsidiary.

        Commitments. Agree, commit to or enter into any agreement to take any of the actions referred to in Section 3.1 (a) through (f).

    Forbearances of the Company. Except as expressly contemplated by this Agreement, without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing, the Company will not, and will cause its Subsidiary not to:

        Benefit Plans. Enter into, establish, adopt or amend in any material respect (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations that are existing as of the date hereof and (iii) as specifically contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiary.

        Dispositions. Except for sales, transfers, mortgages, encumbrances or other dispositions of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, businesses or properties having a value in excess of $50,000 individually or $150,000 in the aggregate.

        Accounting Methods. Implement or adopt any change in its accounting principles or material accounting practices, other than as may be required by GAAP.

        Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any Contract that is or would be required to be publicly filed with the SEC pursuant Item 601(b)(10) of Regulation S-K under the Securities Act (other than any Contract required to be filed under clause (iii) of such Item 601(b)(10)) as if the Company were a registered company pursuant to Section 12(g) of the Exchange Act, or amend or modify in any material respect any such Contract.

        Claims. Settle any material claim, action or proceeding, except for any such claim, action or proceeding involving solely money damages where, if the relevant litigation has been the subject of a reserve, the amount paid or to be paid in settlement or compromise does not exceed such reserve, and, in any case, the relevant litigation is not reasonably likely to establish an adverse precedent that would be material to the Company's business or require material changes in the Company's business practices.

        Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

        Adverse Actions.

          Knowingly take any action that is reasonably likely to result in any of the Company's or Seller's representations or warranties set forth in this Agreement (whether related to the Seller, the Company or the Company's Subsidiary) being or becoming untrue such that the conditions to the purchase and sale of the Shares set forth in Article VI would not be satisfied, except as may be expressly required by applicable law or regulation; or

          Knowingly engage in any new line of business or knowingly make any acquisition of assets of a type not currently held by the Company or its Subsidiary that would not be permissible for a United States financial holding company (as defined in 12 U.S.C. ' 1841(p)) or would subject the Buyer, the Company or any Subsidiary of either to regulation by a Governmental Authority that does not presently regulate such company or to regulation by a Governmental Authority that is materially different from current regulation.

        Commitments. Agree, commit to or enter into any agreement to take any of the actions referred to in Section 3.2(a) through (g).

Representations and Warranties

    [Reserved].

    [Reserved].

    Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

        Organization, Standing and Authority. The Seller is duly organized and an existing limited liability company ("sociedad de responsabilidad limitada") in good standing under the laws of the Kingdom of Spain and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Company is duly incorporated and an existing corporation in good standing under the laws of the Commonwealth of Puerto Rico. The Company is duly qualified to do business and is in good standing in the States of the United States and each foreign jurisdiction (with respect to jurisdictions which recognize such concept) where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        Capital Stock. As of the date of this Agreement, the Company has (i) 400,000 authorized shares of Company Common Stock, of which 240,000 shares were outstanding. All of the outstanding shares of Company Common Stock are owned by the Seller and have been duly authorized and are validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive rights. The Company has no Company Common Stock reserved for issuance pursuant to any Company Stock Plans. There are no existing Rights of any kind with respect to the Company, and no securities or obligations evidencing such Rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

        Subsidiaries. The sole Subsidiary of the Company is Santander Asset Management Corporation, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico. No equity securities of the Company's Subsidiary are or may become required to be issued (other than to the Company) by reason of any Rights with respect thereto. There are no Contracts by which the Company's Subsidiary is or maybe bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of the Company's Subsidiary are validly issued, fully paid and non-assessable and subject to no Rights and are owned by the Company free and clear of any Liens. The Company's Subsidiary is in good standing under the laws of the Commonwealth of Puerto Rico and is duly qualified to do business and in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        Corporate Power. Each of the Company and its Subsidiary has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all of its properties and assets.

        Corporate Authority and Action. The Seller has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and performance of its obligations under this Agreement and to consummate the sale of the Shares. This Agreement constitutes a valid and legally binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

        Reports. The Seller has filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that the Seller was required to file since December 31, 1999 as a result of being the sole owner of the outstanding capital stock of the Company with (i) the SEC, the CFTC or any Self-Regulatory Organization or (ii) any other applicable Governmental Authorities (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Reports"), including all Reports required under the Securities Laws. Each of the Reports, when filed, complied as to form with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

    Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer as follows:

        Governmental Filings; No Violations. Other than those (i) required to be made under the HSR Act and the Exchange Act, (ii) required to be made with Self-Regulatory Organizations and Governmental Authorities regulating brokers, dealers, investment advisors, investment companies, banks, trust companies and insurance companies, (iii) required to be made pursuant to state and Commonwealth of Puerto Rico insurance or broker-dealer regulations and (iv) such other filings and/or notices which if not given prior to the Closing would not result in a Material Adverse Effect, no notices, reports, applications or other filings are required to be made by the Company or its Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of them from, any Governmental Authority in connection with the execution and delivery of this Agreement by the Seller or the Company and the consummation by the Seller of the transactions contemplated hereby. Subject to the making or obtaining of all filings, notices, applications, consents, registrations, approvals, permits or authorizations with or of any relevant Governmental Authority with respect to the transactions contemplated hereby, the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby, do not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of the Seller, the Company or the Company's Subsidiary or to which the Seller, the Company or the Company's Subsidiary or its or their properties is subject or bound or (2) constitute a breach or violation of, or a default under, the Constitutive Documents of the Company or of the Company's Subsidiary or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such Contract.

        Company Reports. The Company and the Company's Subsidiary have filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (i) the SEC, the CFTC or any Self-Regulatory Organization or (ii) any other applicable Governmental Authorities (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Company Reports"), including all Company Reports required under the Securities Laws. Each of the Company Reports, when filed, complied as to form with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

        Company Regulatory Documents and Financial Statements.

          Since January 1, 1999, each of the Company and its Subsidiary has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC, the NASD and the Office of the Commissioner ("Company Regulatory Documents"). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Company Regulatory Documents, including the financial statements, exhibits and schedules thereto, filed and publicly available with such Governmental Authority and Self-Regulatory Organizations, prior to the date hereof complied (and each of the Company Regulatory Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of statements, circulars or reports filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Each of the Company's consolidated statements of financial condition or balance sheets included in or incorporated by reference into the Company Regulatory Documents, including the related notes and schedules, fairly presented in all material respects (or, in the case of Company Regulatory Documents filed after the date of this Agreement, will fairly present in all material respects) the consolidated financial position of the Company and its Subsidiary as of the date of such balance sheet and each of the Company's consolidated statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into Company Regulatory Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Company Financial Statements"), fairly presented in all material respects (or, in the case of Company Regulatory Documents filed after the date of this Agreement, will fairly present in all material respects) the consolidated results of operations, cash flows and changes in stockholders' equity, as the case may be, of the Company and its Subsidiary for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except, in the case of unaudited statements, for the absence of notes).

        Absence of Undisclosed Liabilities. Except as disclosed in the Company Financial Statements or the Company Regulatory Documents filed prior to the date hereof, none of the Company or its Subsidiary has any obligation or liability (contingent or otherwise), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

        Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement or the transactions contemplated hereby, since December 31, 2002, the Company and its Subsidiary have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Effect on the Company or, to the knowledge of the Company, any development or combination of developments reasonably likely to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, dividend, combination, recapitalization or similar transaction with respect to any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (iv) prior to the date hereof (A) any granting by the Company or its Subsidiary to any current or former director, executive officer or other key employee of the Company or its Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business and in accordance with past practice or as was required under any employment agreements in effect as of December 31, 2001, (B) any granting by the Company or its Subsidiary to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business and consistent with past practice, or (C) any entry by the Company or its Subsidiary into, or any amendments of, any Compensation and Benefit Plan, other than in the ordinary course of business and consistent with past practice, (y) except as required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (vi) any tax election that would be Material to the Company or any of its tax attributes or any settlement or compromise of any Material income tax liability.

        Litigation; Regulatory Action. No litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator, or Governmental Authority is pending against or involves the Company or its Subsidiary, and, to the Company's knowledge, no such Litigation has been threatened; neither the Company nor its Subsidiary is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies or investment advisors and brokers or the supervision or regulation of the Company or its Subsidiary or any of the other businesses they conduct; and neither the Company nor its Subsidiary has been notified in writing by or received any written communication from any such Governmental Authority to the effect that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

        Compliance with Laws. Each of the Company and its Subsidiary:

          in the conduct of business, including its sales and marketing practices, is in compliance with all applicable federal, state, Commonwealth of Puerto Rico, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, orders or decrees applicable thereto or to the employees conducting such businesses, and with the applicable rules of all Self-Regulatory Organizations to which it is subject;

          has all permits, licenses, authorizations, orders and approvals of, and has made or obtained all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to or of all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit it to own and operate its businesses as presently conducted; and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Seller's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;

          has received no written notification or written communication from any Governmental Authority (A) asserting that it is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Authority enforces, or has otherwise engaged in any unlawful business practice, (B) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange or governmental authorization, (C) requiring it (including any of its directors or controlling persons) to enter into any order, decree, agreement, memorandum of understanding or similar arrangement (or requiring the board of directors thereof to adopt any resolution or policy) or (D) restricting or disqualifying the activities of the Company or its Subsidiary (except for restrictions generally imposed by rule, regulation or administrative policy on brokers, dealers, investment advisors or banking organizations generally);

          is not subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for, or proceeding or investigation, whether formal or informal or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation;

          is not required to be registered as an investment company; and

          in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA ("ERISA Plans"), it has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA, (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code or (C) engaged in any conduct that could constitute a crime or violation listed in Section 411 of ERISA which could preclude such person from providing services to any ERISA Plan.

        Registrations. The Company and its Subsidiary if required to be registered as a broker-dealer, an investment advisor, a commodity pool operator, futures commission merchant, introducing broker, commodity trading advisor or insurance agent with the SEC, the CFTC, the Office of the Commissioner or securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and such registrations are in full force and effect. All Commonwealth of Puerto Rico, United States Federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete. Since January 1, 2000, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or the Company's Subsidiary on any Form G-37/G-38 or recorded by the Company or such Subsidiary pursuant to Rule G-8(a)(xvi) of the MSRB.

        Compensation and Benefit Plans.

          The Company has previously disclosed to the Buyer a complete list of all material benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiary (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, bonus, deferred compensation, profit-sharing, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, and all material employment or severance contracts, contract or arrangement (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been provided or made available to the Buyer.

          All Compensation and Benefit Plans, other than "Multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an A employee pension benefit plan@ within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS with respect to "IRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Plans. Neither the Company nor its Subsidiary has engaged in a transaction with respect to any Plan that would subject the Company or its Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or its Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor its Subsidiary presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period ending on the date hereof.

          All contributions required to be made under the terms of any Plan have been timely made or have been reflected on the Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor its Subsidiary has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          Under each Pension Plan which is a single-employer plan, as of the most recently completed actuarial valuation prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and to the knowledge of the Seller there has been no adverse change in the financial condition of such Pension Plan since such valuation date.

          Neither the Company nor its Subsidiary has any obligations for retiree health and life benefits under any plan other than obligations required pursuant to Section 4980B of the Code or Part 6 of Title I of ERISA.

          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any Employee under any Compensation and Benefit Plan or otherwise from the Company or its Subsidiary, (B) increase any benefits otherwise payable under any Compensation and Benefit Plan, (C) result in any acceleration of the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of any such benefit, or (D) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

        Labor Relations. Each of the Company and its Subsidiary is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or its Subsidiary is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against any of the Company or its Subsidiary before the National Labor Relations Board. Neither the Company nor its Subsidiary is a party to, is negotiating or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or its Subsidiary the subject of a proceeding asserting that the Company or such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or its Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or its Subsidiary pending or, to its knowledge, threatened, nor is it aware of any activity involving the Company's or its Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

        Taxes. (i) The Company and its Subsidiary have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes, including material withholding Taxes, owed by the Company or its Subsidiary; (ii) all Taxes which the Company and its Subsidiary are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (iii) the Company and its Subsidiary have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or its Subsidiary for the fiscal years prior to and including the most recent fiscal year; (iv) each of the Company and its Subsidiary is not a party to any tax sharing agreement or arrangement; (v) no liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiary, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (vi) all Taxes due with respect to any completed and settled audit, examination or deficiency Litigation with any taxing authority have been paid in full; and (vii) there is no audit, examination, deficiency, or refund Litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency Litigation, with respect to any Taxes.

        Proprietary Rights. The Company and its Subsidiary have the right to use the names, service-marks, trademarks and other intellectual property necessary to carry on their business substantially as currently conducted and, to the knowledge of the Company, there are no infringements of or conflicts with the rights of others with respect to the use of such names, service-marks, trademarks, or other intellectual property in the Commonwealth of Puerto Rico or any state of the United States.

        Investment Advisory Activities.

          Each of the Investment Companies is duly organized and existing in good standing under the laws of the Commonwealth of Puerto Rico. Each of the Investment Companies that is registered or required to be registered under the PRICA (each, a "Registered Fund") is governed by a board of directors consisting of at least a majority of directors who are not "affiliated persons" (as defined in the PRICA) of the Registered Funds or the Company (or its Subsidiary). The board of directors of the Registered Funds operate in all material respects in conformity with the requirements and restrictions of the PRICA and the ruling letters issued to the Registered Funds by the Office of the Commissioner.

          Each of the Registered Funds is in compliance with all applicable United States federal, Commonwealth of Puerto Rico, state and foreign laws, rules and regulations of any Governmental Authority and Self-Regulatory Organization having jurisdiction over such Investment Company.

          Each Investment Company has been operated or managed in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company. The Company and its Subsidiary have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

          Neither the Subsidiary of the Company, nor, to the knowledge of the Company, any "associated person" (as defined in the Investment Advisers Act) of the Company is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as an associated person to a registered investment advisor.

        Certain Contracts. Neither the Company nor its Subsidiary is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company or its Subsidiary is or would be conducted.

        Derivatives. All swap, forward, future, option, or any other similar agreement or arrangement executed or arranged by the Company, whether entered into for the Company's account, or for the account of the Company's Subsidiary or their customers, to the Company's knowledge, were entered into (i) in accordance with all applicable laws, rules, regulations and regulatory policies and (ii) with counter parties believed at the time to be financially responsible; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Neither the Company nor its Subsidiary nor, to the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

    Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as follows:

        Organization, Standing and Authority. The Buyer has been duly organized and is an existing corporation in good standing under the laws of the Commonwealth of Puerto Rico. The Buyer is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdiction (with respect to jurisdictions which recognize such concept) where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Buyer has in effect all United States Federal, Commonwealth of Puerto Rico, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        Corporate Authority and Action. The Buyer has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and performance of its obligations under, this Agreement. This Agreement is a valid and binding agreement of the Buyer, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Governmental Filings; No Violations. Other than the filings and/or notices (i) under the HSR Act and the Exchange Act, (ii) required to be made pursuant to state banking regulations or with the Board of Governors of the Federal Reserve System, and (iii) required to be made with the NYSE and other Self-Regulatory Organizations, no notices, reports, applications or other filings are required to be made by the Buyer or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of them from, any Governmental Authority in connection with the execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transaction contemplated hereby. Subject to the making or obtaining of all filings, notices, applications, consents, registrations, approvals, permits or authorizations with or of any relevant Governmental Authority with respect to the transaction contemplated hereby, the execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, does not and will not (A) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of it or of any of its Subsidiaries or to which the Buyer or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Constitutive Documents of the Buyer or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such Contract.

  Covenants

    Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Seller and the Buyer will use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the purchase and sale of the Shares as promptly as practicable and will cooperate fully with the other party hereto to that end; and, in furtherance of the foregoing, the parties agree to use their respective reasonable best efforts to prevent the entry of any Restraints and to appeal as promptly as practicable any such Restraints that may be entered.

    (b) The Seller will instruct the Company to, and the Company will, use its reasonable best efforts to obtain (i) any consents of Clients necessary under any advisory agreement applicable law in connection with the deemed assignment of any such advisory agreement upon consummation of the transactions contemplated hereby, and (ii) the consent or approval of all persons party to a Contract with the Company or its Subsidiary, to the extent such consent or approval is required in order to consummate the transaction contemplated hereby or for the Company or its Subsidiary to receive the benefits of such Contract; provided, that in no event shall the Seller be deemed to have failed to satisfy the conditions set forth in Section 6.3(b) solely on the basis that any such consents or approvals have not been obtained as of the Closing Date. Nothing in this Section 5.1(b) shall be deemed to require the Company or its Subsidiary to waive any material rights or agree to any material limitation on its operations.

    Publicity. The initial press release concerning the transaction contemplated by this Agreement shall be a joint press release in such form agreed to by the parties and thereafter the Buyer and the Seller each shall consult with the other and provide each other the opportunity to review, comment upon and use reasonable best efforts to agree on, any press release or other public announcements with respect to the transaction contemplated by this Agreement prior to issuing any press releases or otherwise making public announcements with respect to the transaction contemplated by this Agreement and neither party shall issue any press release or otherwise make any public announcements with respect thereto without the other's prior consent, except as may be required by law or court process or by obligations pursuant to any listing agreement with or rules of any applicable securities exchange.

    Access; Information.

      The Seller will, and shall cause the Company and its Subsidiary to, upon reasonable notice and subject to applicable laws relating to the exchange of information, afford the Buyer and its authorized Representatives, reasonable access during normal business hours throughout the period prior to the Closing or the termination of this Agreement to the books, records (including tax returns and work papers of independent auditors), properties, personnel and such other information as the Buyer may reasonably request and, during such period, it shall furnish promptly to the Buyer (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the Securities Laws, and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiary as the Buyer may reasonably request.

      No investigation by a party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to consummation of the purchase and sale of the Shares contained in Article VI.

      As soon as practicable after the date of this Agreement, the Buyer will deliver to the Seller an information request list requesting information regarding the Company and its Subsidiary reasonably necessary in connection with seeking regulatory notice and approvals required in connection with the transactions contemplated by this Agreement and the Seller shall use its reasonable best efforts to provide within 10 days of such delivery the requested information based on information within the Company's possession.

    Acquisition Proposals. (a) The Seller will not, and will cause its officers, directors, agents, advisors and Affiliates (including, the Company and its Subsidiary) not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, other than the transaction contemplated by this Agreement.

    (b) Nothing contained in this Section 5.4 or any other provision of this Agreement will prohibit the Company or the Company's Board of Directors from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 5.4.

    Regulatory Applications; Consents.

        The Seller, the Buyer and their respective Subsidiaries (including the Company) shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to, or of all third parties and Governmental Authorities necessary to consummate the transaction contemplated by this Agreement as promptly as reasonably practicable. Each of the Seller and the Buyer shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Buyer and the Seller agrees to act reasonably and as promptly as practicable. Each of the Buyer and the Seller agrees that it will consult with the other party hereto with respect to the obtaining of all material consents, registrations, approvals, permits and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

        Subject to applicable laws governing the exchange of information, each of the Buyer and the Seller will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

        The Seller will cooperate, and shall cause the Company and the Company's Subsidiary to cooperate, with the Buyer to ensure that, to the extent reasonably practicable, on the Closing Date the activities and assets of the Company and its Subsidiary are permitted to be conducted or held by the Buyer (as an entity qualified as a financial holding company) and its Subsidiaries under the Bank Holding Company Act of 1956, as amended. Nothing in this Section 5.5(c) shall be deemed to require the Company or its Subsidiary to waive any material rights or agree to any material limitations on its operations or to dispose of any material asset or collection of assets prior to the Closing Date.

    Notification of Certain Matters. (a) The Seller shall instruct the Company to give prompt notice to the Buyer, the Company shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a breach of any of its representations, warranties, covenants or agreements contained herein such that any of the conditions set forth in Article VI would not be satisfied.

(b) The Company will promptly notify the Buyer, and the Buyer will promptly notify the Seller, of:

          any notice or other communication from any person alleging that any material consent of such person is or may be required as a condition to consummation of the purchase and sale of the Shares; or

          any material notice or other communication from any Governmental Authority in connection with the transaction contemplated by this Agreement.

    Survival; Right to Indemnification Not Affected by Knowledge. (a) All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 6.3(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

(b) Indemnification and Payment of Damages by the Seller. Seller will indemnify and hold harmless the Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          any breach of any representation or warranty made by the Seller in this Agreement or any other certificate or document delivered by the Seller pursuant to this Agreement;

          any breach of any representation or warranty made by the Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

          any breach by the Seller of any covenant or obligation of the Seller in this Agreement;

          any services provided by the Company or its Subsidiary prior to the Closing Date;

(v) all actions, suits, proceedings, demands, assessments and/or judgments incidental to the operations of the Company prior to the Closing; or

(vi) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Seller or any Acquired Company (or any person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

The Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clauses (i) through (v) of Section 5.7(b) until the total Damages with respect to such matters exceed $200,000, and then only for the amount by which such Damages exceed $200,000. Anything in this Agreement to the contrary notwithstanding, the Seller shall only be liable for Damages up to the amount of 25% of the Purchase Price, provided, however, that this limitation will not apply to any breach of any of the Seller's representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Seller of any covenant or obligation, and the Seller will be liable for all Damages with respect to such breaches.

The remedies provided in this Section 5.7(b) will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

(c) Indemnification and Payment of Damages by the Buyer. The Buyer will indemnify and hold harmless the Seller, and will pay to the Seller the amount of any Damages arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (ii) any breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, or (iii) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with the Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

(d) Time Limitations. If the Closing occurs, the Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those contained in Sections 4.3(b) and 4.3(e), unless on or before the first anniversary of the Closing Date the Buyer notifies the Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer; a claim with respect to Section 4.3(b) or 4.3(e), or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, the Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date the Seller notifies the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller.

(e) Limitations on Amount - The Buyer. The Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (i) or (ii) of Section 5.7(c) until the total of all Damages with respect to such matters exceeds $200,000, and then only for the amount by which such Damages exceed $200,000. However, this Section 5.7(e) will not apply to any Breach of any of the Buyer's representations and warranties of which the Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Buyer of any covenant or obligation, and the Buyer will be liable for all Damages with respect to such breaches.

(f) Procedure for Indemnification - Third Party Claims. (i) Promptly after receipt by an indemnified party under Section 5.7(b) or 5.7(c) of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(ii) If any Proceeding referred to in Section 5.7(f)(i) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (x) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (y) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5.7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any law or regulation or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(iv) The Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Seller with respect to such a claim anywhere in the world.

(g) Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

Conditions to Consummation of the Transaction

    Conditions to Each Party's Obligation to Effect the Transaction. The respective obligations of each of the Buyer and the Seller to consummate the purchase and sale of the Shares is subject to the fulfillment or written waiver by the Buyer and the Seller prior to the Closing of each of the following conditions:

      Governmental and Regulatory Consents. All approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all Governmental Authorities required for the consummation of the purchase and sale of the Shares shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired other than those the failure of which to have been obtained or made or to have expired would not reasonably be expected to have a detrimental impact on relations with Governmental Authorities; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which, together with any other such conditions or restrictions, would be reasonably likely to have a Material Adverse Effect on the Company (and the Company's Subsidiary) or the Buyer after the Closing.

      No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, A Restraints@ ) which is in effect and restrains, enjoins or otherwise prohibits consummation of the transaction contemplated by this Agreement.

    Conditions to Obligation of the Seller. The obligation of the Seller to consummate the purchase and sale of the Shares is also subject to the fulfillment or written waiver by the Seller prior to the Closing of each of the following conditions:

        Purchase Price. The Buyer shall have delivered the Purchase Price by bank cashier's or certified check payable to the order of the Seller, or by wire transfer to the account specified by the Seller.

        Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); and the Seller shall have received a certificate, dated the Closing Date, signed on behalf of the Buyer by a senior executive officer to such effect.

        Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by the Buyer under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate, dated the Closing Date, signed on behalf of the Buyer by a senior executive officer to such effect.

        Legal Opinion. The Seller shall have received the opinion of Pietrantoni Mendez & Alvarez LLP, counsel to the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Seller. In connection with such opinion, counsel to the Buyer may request and rely upon representations contained in certificates of officers of the Buyer and of public officials.

    Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the purchase and sale of the Shares is also subject to the fulfillment or written waiver by the Buyer prior to the Closing of each of the following conditions:

        Share Certificates. The Seller shall have delivered to the Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member of the NYSE, for transfer to the Buyer.

        Representations and Warranties. The representations and warranties of the Seller and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); and the Buyer shall have received a certificate, dated the Closing Date, signed on behalf of the Seller and the Company by an authorized officer and, on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        Performance of Obligations of the Seller. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate, dated the Closing Date, signed on behalf of the Seller by an authorized officer and, on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        Financial Opinion. The Buyer shall have received the written opinion of Keefe, Bruyette & Woods, Inc. and William Blair & Company, dated the date of this Agreement, to the effect that, as of such date, the Purchase Price is fair and adequate consideration for the Shares from a financial point of view to the Buyer.

        Legal Opinion. The Buyer shall have received the opinion of "Secretaria General, Grupo Santander Central Hispano S.A.", counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer. In connection with such opinion, counsel to the Seller may request and rely upon representations contained in certificates of officers of the Seller, the Company and the Company's Subsidiary, and of public officials.

Termination

    Termination. This Agreement may be terminated, and the transaction contemplated hereunder may be abandoned at any time prior to the Closing:

        Mutual Consent. By the mutual consent of the parties to this Agreement.

        Breach. By the Buyer and, on the one hand, or the Seller, on the other hand, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and, in each case (i) and (ii), which breach, individually or in the aggregate with other such breaches, would cause the conditions set forth in Section 6.3(a) or (b), in the case of a breach by the Seller, and Section 6.2(a) or (b), in the case of a breach by the Buyer, not to be satisfied or is reasonably likely to prevent, materially delay or materially impair the ability of the Seller or the Buyer to consummate the transaction contemplated by this Agreement.

        Delay. By the Buyer or the Seller in the event that the Closing has failed to occur on or before December 31, 2003, except to the extent that such failure arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7. 1(c) and provided, further that either party may elect to extend the term of the Agreement until not later than March 31, 2004 if any applicable regulatory approvals required to be obtained to satisfy the condition set forth in Section 6.1(b) shall not have been obtained by December 31, 2003.

        No Regulatory Approval. By either party or the Seller, if the approval of any Governmental Authority required for consummation of the transaction contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall be made subject to any condition or restriction described in the proviso to Section 6.1(a).

    Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to the other party hereunder except (a) as set forth in Section 8.1 and (b) that termination will not relieve a breaching party from liability for any knowing breach of this Agreement.

Miscellaneous

    Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing or termination of this Agreement; provided, however, that (a) the agreements of the parties contained in Sections 5.7 and 7.2 shall survive the Closing and (b) the agreements of the parties contained in this Article VIII shall survive the termination of this Agreement.

    Waiver; Amendment. Prior to the Closing, any provision of this Agreement may be (a) waived by the party benefited by the provision in a writing signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties hereto and executed in the same manner as this Agreement.

    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    Governing Law and Venue. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Puerto Rico. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the courts of the Commonwealth of Puerto Rico, in each case located in the Commonwealth of Puerto Rico, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or local court in the Commonwealth of Puerto Rico. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute.

    Expenses. Whether or not the purchase and sale of the Shares is consummated, each party hereto will bear all expenses incurred by it in connection with this Agreement, and the transactions contemplated hereby.

    Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or faxed (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (e) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or fax number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

    If to the Seller, to:

    Administracion de Bancos Latinoamericanos Santander, S.L.

    Plaza de Canalejas 1 - 6ta Planta

    1-28014, Madrid

    Attention: Mr. Pablo Castilla

    Fax: (91) 558-1713

    With a copy to:

    Administracion de Bancos Latinoamericanos Santander, S.L.

    Plaza de Canalejas 1 - 6ta Planta

    1-28014, Madrid

    Attention: Almudena Fernandez-Golfin

    Fax: (91) 558-1713

    If to the Buyer or the Company, to:

    Santander BanCorp

    P.O. Box 362589

    San Juan, Puerto Rico 00936-2589

    Attention: Mr. Jose R. Gonzalez

    President and CEO

    Fax: (787) 767-7913

    With a copy to:

    Santander BanCorp

    P.O. Box 362589

    San Juan, Puerto Rico 00936-2589

    Attention: Enrique R. Ubarri, Esq.

    Fax: (787) 753-3285

    Entire Understanding; No Third-Party Beneficiaries. This Agreement and the documents referred to herein represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 5.7, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of each other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

    Interpretation. When a reference is made in this Agreement to a Recital, Section, Exhibit or Schedule, such reference shall be to a Recital or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ADMINISTRACION DE BANCOS
LATINOAMERICANOS SANTANDER, S.L.

By: /s/ Victor Barallat
Name: Mr. Victor Barallat
Title: Director

SANTANDER BANCORP

By: /s/ Jose R. Gonzalez
Name: Mr. Jose R. Gonzalez
Title: President and CEO

SANTANDER SECURITIES CORPORATION

By: /s/ Carlos M. Garcia
Name: Mr. Carlos M. Garcia
Title: President

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